Exhibit 10.1

EXECUTIVE EMPLOYMENT AGREEMENT

(as amended and restated effective February 11, 2014)

This Executive Employment Agreement (“Agreement”) is made effective as of February 11, 2014 (“Effective Date”), by and between Spark Networks, Inc., a Delaware Corporation (“Company”) and Gregory R. Liberman (“Executive”) and amends, restates, supersedes and replaces in its entirety the Executive Employment Agreement originally dated April 11, 2011, as subsequently amended, that was previously entered into with Executive.

The parties agree as follows:

1. Employment. The Company hereby continues to employ Executive, and Executive hereby accepts such continued employment, upon the terms and conditions set forth herein.

2. Duties.

2.1 Position. Effective as of the date hereof, Executive is employed on a full-time basis as President, Chief Executive Officer, and Chairman of the Board, and shall report directly to the Board of Directors of the Company (the “Board”), and shall have the duties and responsibilities commensurate with such position as shall be reasonably and in good faith determined from time to time by the Board. Executive shall continue to serve on the Board and as Chairman of the Board. Executive, however, acknowledges that in the event that he is not re-elected as a director of the Company by the stockholders or as Chairman of the Board by the other directors from time to time in accordance with the Company’s certificate of incorporation, bylaws or other applicable constitutional documents, subject to the Company’s compliance with Section 2.2, the resulting termination of his position as a director or as Chairman of the Board will not affect his position as an employee and President & Chief Executive Officer of the Company and this Agreement will not be terminated solely as a result of such termination of his directorship or his chairmanship.

2.2 Duties. Except for vacation and illness periods, Executive shall devote substantially all of his business time, energy, skill and efforts to the performance of his duties hereunder in a manner that will faithfully and diligently further the business interests of the Company, provided, that, notwithstanding the foregoing, Executive may (i) make and manage personal business investments of his choice, (ii) subject to obtaining the prior consent of the Board, which consent will not be unreasonably withheld, serve as a director or in any other capacity of any business enterprise, including an enterprise whose activities may involve or relate to the business of the Company, provided that such service is not to a business enterprise that competes with a “Company Business,” as defined in Section 9 of this Agreement, and (iii) serve in any capacity with any civic, educational, religious or charitable organization, or any governmental entity or trade association. In addition, during Term of Employment, subject to the Company’s certificate of incorporation, bylaws and the rules and requirements of the charter of the nominating and corporate governance committee of that Board, the Company shall cause Executive to be nominated as a member of the Board and the Board shall not take any action to remove Executive from the Board (the obligation to nominate and for the Board to not remove will continue even if Executive is not re-elected in any year). Executive agrees to serve as a member of the Board.

3. Term of Employment. The term of Executive’s employment with the Company under this Agreement shall commence on the Effective Date and shall continue until April 11, 2017, unless earlier terminated as herein provided (the “Initial Term”). As used herein, “Term of Employment” shall include the Initial Term and any additional term that may be agreed to by the Company and Executive (the “Extended Term”), but the Term of Employment shall end upon any termination of Executive’s employment with the Company as herein provided.

4. Compensation.

4.1 Base Salary. As compensation for Executive’s performance of Executive’s duties, the Company shall pay to Executive a base salary of three hundred seventy-five thousand dollars ($375,000) per year (“Base Salary”), payable in accordance with the normal payroll practices of the Company, less all legally required or authorized payroll deductions and tax withholdings. Base Salary shall be reviewed annually, and may be increased, at the sole discretion of the Board’s Compensation Committee, in light of Executive’s performance and the Company’s financial performance and other economic conditions and relevant factors, but may not be decreased at anytime without Executive’s written consent.

4.2 Annual Bonus. The Company shall pay an annual bonus to Executive based on a performance plan established by the Board of Directors for each fiscal year during the Term of Employment (the “Annual Bonus”). The performance plan shall be based on a 12-month performance period beginning on January 1 and ending on December 31 of each fiscal year during the Term of Employment. The performance goals under the performance plan shall be set by the Board, with the input of Executive and the Board’s Compensation Committee, and shall be based on metrics, which may include: (i) Company gross revenue, (ii) Company earnings before interest, depreciation and amortization (“EBITDA”), and (iii) management objectives. The performance plan for each fiscal year during the Term of Employment shall be incorporated into this Agreement by reference. Except as otherwise provided by Section 8 of this Agreement, to be eligible for an annual incentive bonus, Executive must maintain continued employment with the Company throughout the relevant performance period. The Annual Bonus payable under the performance plan shall be paid to Executive as soon as reasonably practical upon the release of audited financial statements but in no event later than two and one-half (2-1/2) months from the last day of each performance period. The target Annual Bonus payable to Executive under the performance plan shall be two hundred twenty-five thousand dollars ($250,000) (the “Target Annual Bonus”). The Board or the Compensation Committee may increase (but not decrease) the amount of the Target Annual Bonus and may also develop separate bonus plans.

4.3 Stock Options. Executive may receive stock options and other equity awards, to the extent determined by the Board or Compensation Committee, as applicable, from time to time under the terms of the Company’s equity compensation plan as then in effect. The terms of any such award shall be documented in a separate award notice or agreement.

5. Health and Welfare Benefits. Executive shall be eligible for all health and welfare benefits generally available to other executives, officers, or full-time employees of the Company, subject to the terms and conditions of the Company’s policies and benefit plan documents. However, Company shall pay one hundred percent (100%) of the cost of coverage for all Company health and welfare benefits.

6. Vacation. Notwithstanding the standard vacation policy provisions on vacation accrual rates, Executive shall be entitled to earn vacation at the rate of twenty (20) days per year.

7. Business and Personal Expenses. Executive shall be reimbursed promptly for all reasonable, out-of-pocket business expenses incurred in the performance of Executive’s duties on behalf of the Company. Such business expenses shall include the costs incurred by Executive for cellular telephone hardware and usage fees, facsimile hardware and usage fees, DSL hardware and usage fees and reasonable business related education and training costs. In addition, the Company shall reimburse Executive for any reasonable legal fees incurred in connection with this Agreement (including any amendments to this Agreement), the negotiation and execution of any new employment agreements (including any amendments to such agreements) of any successor organization in connection with a Change in Control and any future agreements (including any amendments to such agreements) with the Company entered into upon Executive’s termination of employment. To obtain reimbursement, expenses must be submitted promptly with appropriate supporting documentation and must be submitted within the same fiscal year in which they were incurred or within two and one-half (2-1/2) months after the end of such year.

8. Termination of Employment. Subject to the terms and conditions of this Section 8, either the Company or Executive may terminate Executive’s employment at any time, with or without Cause (as defined in Section 8.8), during the Term of Employment. Any termination of Executive’s employment during the Term of Employment shall be communicated by written notice of termination from the terminating party to the other party (“Notice of Termination”). The Notice of Termination shall indicate the specific provision(s) of this Agreement relied upon in effecting the termination and a written statement of the reason(s) for the termination. A Notice of Termination provided by either party shall not be effective for a period of thirty (30) days after receipt of such Notice of Termination by the other party. In the event Executive’s employment is terminated by either party, for any reason, during the Term of Employment, the Company shall pay to Executive upon Executive’s termination of employment (i) the prorated Base Salary earned as of the date of Executive’s termination of employment, plus (ii) the accrued but unused vacation as of the date of Executive’s termination of employment, plus (iii) the amount of any Annual Bonus earned for performance for the fiscal year of the Company that ended before the date of Executive’s termination of employment to the extent not yet paid as of the date of Executive’s termination of employment. Except as otherwise provided in this Section 8 or in any other agreement between the Company and Executive, the Company shall have no further obligation to make or provide to Executive, and Executive shall have no further right to receive or obtain from the Company, any payments or benefits in respect of the termination of Executive’s employment with the Company during the Term of Employment.

8.1 Severance upon Involuntary Termination without Cause and Termination by Executive with Good Reason. In the event that the Company causes to occur an involuntary termination without Cause (as defined in Section 8.8) or in the event that Executive resigns from employment with the Company for Good Reason (as defined in Section 8.8) during the Term of Employment, Executive shall be entitled to a “Severance Package” that consists of the following: (a) a single cash lump-sum “Severance Payment” equal to the sum of the annual Base Salary in effect immediately prior to Executive’s termination of employment plus (i) fifty percent (50%) of the Target Annual Bonus for the fiscal year in which Executive’s termination of employment occurs if such termination is effective on or prior to June 30 of such fiscal year or (ii) the Target Annual Bonus for the fiscal year in which Executive’s termination of employment occurs if such termination is effective on or after July 1 of such fiscal year, payment to be made on the thirtieth (30th) day following termination; provided, however, that if the applicable termination of employment occurs at any time on or after the date of a Change in Control, the Severance Payment shall equal the sum of two hundred percent (200%) of the annual Base Salary in effect immediately prior to Executive’s termination of employment plus (i) fifty percent (50%) of the Target Annual Bonus for the fiscal year in which Executive’s termination of employment occurs if such termination is effective on or prior to June 30 of such fiscal year or (ii) the Target Annual Bonus for the fiscal year in which Executive’s termination of employment occurs if such termination is effective on or after July 1 of such fiscal year, (b) reimbursement of any COBRA payments paid by Executive in the twelve (12) month period following Executive’s termination of employment; provided, however, that if any plan pursuant to which such benefits are provided is not, or ceases prior to the expiration of the period of continuation coverage to be, exempt from the application of Section 409A under Treasury Regulation Section 1.409A-1(a)(5) or the Company is otherwise unable to continue to cover Executive under its group health plans without substantial adverse tax consequences, then an amount equal to each remaining premium payment shall thereafter be paid to Executive as currently taxable compensation in substantially equal monthly installments over the continuation coverage period (or the remaining portion thereof), and (c) immediate accelerated vesting of any outstanding, unvested stock options or other equity awards to the extent such awards were scheduled to become vested during the 12-month period immediately following Executive’s termination of employment, and Executive shall also have one year to exercise any and all vested stock-options held by Executive immediately following Executive’s termination of services with the Company (it being understood that, in no event shall any option remain exercisable after the expiration of the full stated term of the option); provided, however, that Executive executes, within the thirty (30)-day period following termination, a Separation Agreement that includes a general mutual release by the Company and Executive in favor of the other and their successors, affiliates and estates to the fullest extent permitted by law, drafted by and in a form reasonably satisfactory to the Company and Executive, and Executive does not revoke the mutual general release within any legally required revocation period, if applicable. All legally required and authorized deductions and tax withholdings shall be made from the Severance Payment, including for wage garnishments, if applicable, to the extent required or permitted by law. Effective immediately upon termination of employment, Executive shall no longer be eligible to contribute to or to receive additional Company contributions as an active participant in any retirement or benefit plan covering employees of the Company, but shall continue to have all rights under each such plan that are afforded to terminated employees and inactive participants.

8.2 Change in Control; Severance upon Termination Following a Change in Control. In the event of a Change in Control (as defined in Section 8.8), Executive shall be entitled to immediate vesting of any and all unvested stock options (including any unvested equity awards) held by Executive immediately prior to the Change in Control, Executive shall also have one year to exercise any and all equity awards held by Executive immediately following Executive’s termination of services with the successor company.

8.3 Section 409A Compliance. The parties intend for this Agreement either to satisfy the requirements of Section 409A or to be exempt from the application of Section 409A, and this Agreement shall be construed and interpreted accordingly. If this Agreement either fails to satisfy the requirements of Section 409A or is not exempt from the application of Section 409A, then the parties hereby agree to amend or to clarify this Agreement in a timely manner so that this Agreement either satisfies the requirements of Section 409A or is exempt from the application of Section 409A.

(a) Notwithstanding any provision in this Agreement to the contrary, in the event that Executive is a “specified employee” (as defined in Section 409A), any Severance Payment, severance benefits or other amounts payable under this Agreement that would be subject to the special rule regarding payments to “specified employees” under Section 409A(a)(2)(B) of the Code (together, “Specified Employee Payments”) shall not be paid before the expiration of a period of six months following the date of Executive’s termination of employment (or before the date of Executive’s death, if earlier). The Specified Employee Payments to which Executive would otherwise have been entitled during the six-month period following the date of Executive’s termination of employment shall be accumulated and paid as soon as administratively practicable following the first date of the seventh month following the date of Executive’s termination of employment, with interest on each of the Specified Employee Payments for the period of deferral, at the prime rate, as published in the Wall Street Journal (which shall be adjusted on the effective date of each change in such rate) plus 300 basis points.

(b) To the extent necessary to ensure satisfaction of the requirements of Section 409A(b)(3) of the Code, assets shall not be set aside, reserved in a trust or other arrangement, or otherwise restricted for purposes of the payment of amounts payable under this Agreement.

(c) The Company hereby informs Executive that the federal, state, local, and/or foreign tax consequences (including without limitation those tax consequences implicated by Section 409A) of this Agreement are complex and subject to change. Executive acknowledges and understands that Executive should consult with his or her own personal tax or financial advisor in connection with this Agreement and its tax consequences. Executive understands and agrees that the Company has no obligation and no responsibility to provide Executive with any tax or other legal advice in connection with this Agreement and its tax consequences. Executive agrees that Executive shall bear sole and exclusive responsibility for any and all adverse federal, state, local, and/or foreign tax consequences (including without limitation any and all tax liability under Section 409A) of this Agreement to which he may be subject under applicable law. The Company shall bear sole and exclusive responsibility for any and all adverse federal, state, local, and/or foreign tax consequences (including without limitation any and all tax liability under Section 409A) of this Agreement to which it may be subject under applicable law.

(d) To the extent that any payments or reimbursements provided to Executive under this Agreement, are deemed to constitute taxable compensation to which Treasury Regulation Section 1.409A-3(i)(1)(iv) would apply, such amounts shall be paid in accordance with the terms of the provisions under which such rights arise, but in no event later than December 31 of the year following the year in which the expense is incurred (which payment shall be contingent upon Executive’s timely submission of proper substantiation). The amount of any such payments eligible for reimbursement in one year shall not affect the payments or expenses that are eligible for payment or reimbursement in any other taxable year, and Executive’s right to such payments or reimbursement shall not be subject to liquidation or exchange for any other benefit.

(e) Notwithstanding anything to the contrary herein, a termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of amounts or benefits upon or following a termination of employment unless such termination is also a “Separation from Service” within the meaning of Section 409A and, for purposes of any such provision of this Agreement, references to a “resignation,” “termination,” “termination of employment” or like terms shall mean Separation from Service. Further, for purposes of Section 409A of the Code, each payment made under this Agreement shall be designated as a “separate payment” within the meaning of the Section 409A.

8.4 Effect of Death or Disability. In the event that Executive dies or terminates employment by reason of a Disability (as defined in Section 8.8) during the Term of Employment, Executive shall be entitled to (i) payment of the unpaid prorated Base Salary earned as of the date of Executive’s death or Disability (the “Measurement Date”), and (ii) reimbursement of any COBRA payments paid by Executive or his estate or beneficiaries in the twelve (12) month period following the Measurement Date; provided, however, that if any plan pursuant to which such benefits are provided is not, or ceases prior to the expiration of the period of continuation coverage to be, exempt from the application of Section 409A under Treasury Regulation Section 1.409A-1(a)(5) or the Company is otherwise unable to continue to cover Executive under its group health plans without substantial adverse tax consequences, then an amount equal to each remaining premium payment shall thereafter be paid to Executive or his estate or beneficiaries as currently taxable compensation in substantially equal monthly installments over the continuation coverage period (or the remaining portion thereof). All legally required and authorized deductions and tax withholdings shall be made from the payments described in the previous sentence, including for wage garnishments, if applicable, to the extent required or permitted by law. Payment under this Section 8.4 shall be made not more than once, if at all. In addition, Executive or Executive’s estate shall have one year to exercise any and all vested stock-options held by Executive immediately following Executive’s Disability or death.

8.5 Statement Regarding Termination of Employment. In the event Executive’s employment is terminated without Cause, or Executive resigns for Good Reason, Executive and the Company will negotiate in good faith to reach an agreement on a statement reflecting a benign reason for termination or resignation.

8.6 Ineligibility for Severance. Executive shall not be entitled to any Severance Package under this Agreement, if at any time during the Term of Employment, either (a) Executive voluntarily resigns or otherwise terminates employment with the Company other than for Good Reason, or (b) the Company properly terminates Executive’s employment with Cause. Effective immediately upon termination of employment, Executive shall no longer be eligible to contribute to or to be an active participant in any retirement or benefit plan covering employees of the Company. Notwithstanding anything to the contrary, in the event Executive voluntarily resigns or otherwise terminates employment with the Company other than for Good Reason, Executive shall have one year to exercise any and all vested stock-options held by Executive immediately following Executive’s termination of services with the Company.

8.7 Taxes and Withholdings. The Company may withhold from any amounts payable under this Agreement, including any benefits or Severance Payment, such federal, state or local taxes as may be required to be withheld pursuant to applicable law or regulations, which amounts shall be deemed to have been paid to Executive.

8.8 Definitions.

(a) “Cause” shall mean the occurrence during the Term of Employment of any of the following: (i) formal admission to (including a plea of guilty or nolo contendere to), or conviction of a felony, or any criminal offence involving Executive’s moral turpitude under any applicable law, (ii) gross negligence or willful misconduct by Executive in the performance of Executive’s material duties required by this Agreement; or (iii) material breach of this Agreement by Executive which breach has been communicated to Executive in the form of a written notice from the Board, and that Executive has not substantially cured within thirty (30) days following receipt by Executive of such written notice.

(b) “Change in Control” shall mean (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the 1934 Securities Exchange Act) or group becomes the “beneficial owner” (as defined in Rule 13d-3 of the 1934 Securities Exchange Act) or has the right to acquire beneficial ownership, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; (ii) the consummation of the sale, lease or other disposition by the Company of all or substantially all of the Company’s assets (including any equity interests in subsidiaries); (iii) the consummation of a liquidation or dissolution of the Company; (iv) the consummation of a merger, consolidation, business combination, scheme of arrangement, share exchange or similar transaction involving the Company and any other corporation (“Business Combination”), other than a Business Combination which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such Business Combination or (v) any combination of the foregoing; provided, however, that solely for purposes of determining Executive’s entitlement to a Severance Payment under Section 8.1(a), a Change in Control shall also mean during any period of 24 consecutive months the Incumbent Directors cease to constitute at least a majority of the members of the Board. “Incumbent Directors” for this purpose shall mean the individuals who were members of the Board at the beginning of such period. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely as a result of (x) a repurchase or redemption of securities (which is open to all stockholders) by the Company done in the ordinary course of business and the purpose of which is not to effect a Change of Control or (y) a rights issue, recapitalization, capitalization, sub-division or consolidation or a share capital reduction and any other variation of the capital of the Company and/or rights in respect thereof, or capital distribution (being any distribution, whether in cash or in other specie, out of capital profits or capital reserves (including share premium account and any capital redemption reserve fund)) so long as in each instance it is done either as part of a reincorporation merger or in the ordinary course of business and in any event is not done to effect a Change of Control.

(c) “Disability” shall mean, to the extent consistent with applicable federal and state law (including, without limitation Section 409A), Executive’s inability by reason of physical or mental illness to fulfill his obligations hereunder for ninety (90) consecutive days or for a total of one hundred and eighty (180) days in any twelve (12) month period which, in the reasonable opinion of an independent physician selected by the Company or its insurers and reasonably acceptable to Executive or Executive’s legal representative, renders Executive unable to perform the essential functions of his job, even after reasonable accommodations are made by the Company. The Company is not, however, required to make unreasonable accommodations for Executive or accommodations that would create an undue hardship on the Company.

(d) “Good Reason” shall mean the occurrence during the Term of Employment of any of the following: (i) a material breach of this Agreement by the Company which is not cured by the Company within thirty (30) days following the Company’s receipt of written notice by Executive to the Company describing such alleged breach; (ii) Executive’s Base Salary, Annual Bonus target or other bonus opportunity is reduced by the Company or the terms and conditions for stock option agreements are not fully complied with by the Company; (iii) a reduction in Executive’s title, or a material reduction in Executive’s duties, authorities, and/or responsibilities; or (iv) a requirement by the Company, without Executive’s consent, that Executive relocate to a location greater than thirty-five (35) miles from Executive’s place of residence; (v) the Company provides Executive with notice of non-renewal of this Agreement or does not agree to renew or extend the Term of Employment in writing by at least another annual term; or (vi) the circumstances described in the last sentence of Section 12.7.3. Notwithstanding the above, the occurrence of any of the events described in the foregoing sentence shall not constitute Good Reason unless Executive gives the Company written notice, within thirty (30) calendar days after Executive has knowledge of the occurrence of any of the events described in the foregoing sentence, that such circumstances constitute Good Reason and the Company thereafter fails to cure such circumstances within thirty (30) days after receipt of such notice.

(e) “Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended, (“Code”) and all applicable guidance promulgated thereunder.

8.9 Nonduplication of Benefits. Notwithstanding any provision in this Agreement or in any other Company benefit plan or compensatory arrangement to the contrary, but at all times subject to Section 8.3, (a) any payments due under either Section 8.1 or Section 8.2 shall be made not more than once, if at all, (b) payments may be due under either Section 8.1 or Section 8.2, but under no circumstances shall payments be made under both Section 8.1 and Section 8.2, and (c) Executive shall not be entitled to severance benefits from the Company other than as contemplated under this Agreement, unless such other severance benefits provide for larger benefits than under this Agreement.

8.10 Section 280G Best After-Tax. If any payment or benefit that Executive would receive under this Agreement or otherwise, when combined with any other payment or benefit Executive receives that is contingent upon a Change in Control (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (“Excise Tax”), then at the sole discretion of the Executive, such Payment shall be either (x) the full amount of such Payment or (y) such lesser amount as would result in no portion of the Payment being subject to the Excise Tax (the “Reduced Amount”), whichever of the foregoing amounts, taking into account the applicable federal, state and local employment taxes, income taxes and the Excise Tax, that the Executive chooses which may result in Executive’s receipt, on an after-tax basis, of the greater economic benefit notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in a manner necessary to provide Executive with the greatest economic benefit. If more than one manner of reduction of payments or benefits necessary to arrive at the Reduced Amount yields the greatest economic benefit, the payments and benefits shall be reduced pro rata.

9. No Competition and No Conflict of Interest. Except as otherwise provided in Section 2.2 of this Agreement, during the Term of Employment, Executive must not engage in any work, paid or unpaid, that creates an actual conflict of interest with the Company Business where such conflict would materially and substantially disrupt operations. Such work shall include directly or indirectly competing with the Company Business, or acting as an officer, director, employee, consultant, stockholder, volunteer, lender, or agent of any business enterprise which is in direct competition with the Company Business (in each case where it would materially and substantially disrupt operations). Notwithstanding the foregoing, Executive’s investment in, or ownership of, less than five percent (5%) of the capital stock of any business entity that competes with the Company Business and whose securities are traded on any national securities exchange or registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, shall not be treated as a breach of this Section 9. For purposes of this Agreement, the term “Company Business” shall mean an online personals service or internet dating.

10. Confidentiality. During the Term of Employment, Executive has been and will continue to be given access to a wide variety of information about the Company, its affiliates and other related businesses that the Company considers “Confidential Company Information.” As a condition of continued employment, Executive agrees to abide by the Company’s reasonable and written business policies and directives on confidentiality and nondisclosure of “Confidential Company Information.” “Confidential Company Information” shall mean all information applicable to the business of the Company which confers a competitive advantage upon the Company over one who does not possess the information; and has commercial value in the business of the Company or any other business in which the Company engages or is preparing to engage during Executive’s employment with the Company. “Confidential Company Information” includes, but is not limited to, information regarding the Company’s business plans and strategies; contracts and proposals; and other business partners and the Company’s business arrangements and strategies with respect to them; current and future marketing or advertising campaigns; software programs; codes, formulae or techniques; financial information; personnel information; and all ideas, plans, processes or information related to the current, future and proposed projects or other business of the Company that has not been disclosed to the public by an authorized representative of the Company, acting within the scope of his or her authority, whether or not such information would be enforceable as a trade secret of the Company or enjoined or restrained by a court or arbitrator as constituting unfair competition. “Confidential Company information” also includes confidential information of any third party who may disclose such information to the Company or Executive in the course of the Company’s business.

10.1 Continuing Obligation. Executive agrees that the agreement not to disclose Confidential Company Information will be effective during Executive’s employment and continue even after Executive is no longer employed by the Company. Any obligation not to disclose any portion of any Confidential Company Information will continue for two (2) years after the date Executive’s employment is terminated unless such information (a) has become public knowledge through no fault of Executive; or (b) has been developed independently without any reference to any information obtained during Executive’s employment with the Company; (c) must be disclosed in response to a valid order by a court or government agency or is otherwise required by law; or (d) was known by Executive prior to April 11, 2011 or later became or becomes known to Executive outside the scope of his employment. Nothing in this Section 10 shall be interpreted to prohibit or restrict Executive from taking any actions not prohibited by Section 11, it being understood that Executive’s use in subsequent employment or in any other role of his experience, general knowledge or other skills gained during employment with the Company shall not violate this Section 10.

10.2 Return of Company Property. On termination of employment with the Company for whatever reason, or at the request of the Company before termination, Executive agrees to promptly deliver to the Company all records, files, computer disks, memoranda, documents, lists and other information regarding or containing any Confidential Company Information, including all copies and reproductions thereof, then in Executive’s possession or control, whether prepared by Executive or others. Executive also agrees to promptly return, on termination or the Company’s request, any and all Company property issued to Executive, including but not limited to computers, cellular phones, keys and credits cards. Executive further agrees that should Executive discover any Company property or Confidential Company Information in Executive’s possession after the return of such property has been requested, Executive agrees to return it promptly to the Company without retaining copies of any kind.

10.3 No Violation of Rights of Third Parties. Executive warrants that the performance of all the terms of this Agreement does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by Executive prior to Executive’s employment with the Company. Executive agrees not to disclose to the Company, or induce the Company to use, any confidential or proprietary information or material belonging to any previous employers or others. Executive warrants that Executive is not a party to any other agreement that will interfere with Executive’s full compliance with this Agreement. Executive further agrees not to enter into any agreement, whether written or oral, in conflict with the provisions of this Agreement while such provisions remain effective.

11. Interference with Business Relations.

11.1 Interference with Customers, Suppliers and Other Business Partners. Executive acknowledges that the Company’s customer base and its other business arrangements have been developed through substantial effort and expense, and its nonpublic business information is confidential. In addition, because of Executive’s position, Executive understands that the Company will be vulnerable to significant harm from Executive’s use of such information for purposes other than to further the Company’s business interests. Accordingly, Executive agrees that during Executive’s employment with the Company, and for a period of twelve (12) months thereafter, Executive will not knowingly, separately or in association with others, materially and substantially interfere with, impair, disrupt or damage the Company’s relationship with any of the customers of the Company with whom Executive has had contact by contacting them for the purpose of inducing or encouraging any of them to divert or take away business from the Company and to an enterprise that is in direct competition with the Company Business; provided, however, that none of the foregoing restrictions shall preclude Executive from (i) being employed by a consulting, financial or advisory firm that provides any advice or services to a person, enterprise or business that is in competition with the Company Business so long as Executive does not personally provide such advice or services to the competing person, enterprise or business, (ii) becoming or acting as an employee, consultant, partner, principal, agent, representative or equity holder in any subsidiary, division or separate business unit of a person, enterprise or business that is in competition with the Company Business if that subsidiary, division or separate business unit does not itself directly engage in internet dating and online personals or (iii) becoming or acting as an employee, consultant, partner, principal, agent, representative or equity holder or engaging in any other manner in any business that does not derive more than twenty percent (20%) of its revenue from internet dating and online personals (such exclusion does not apply to Match.com, eHarmony, Zoosk, OKCupid or People Media).

11.2 Interference with the Company’s Employees. Executive acknowledges that the services provided by the Company’s officers and key employees are unique and special, and that the Company’s officers and key employees possess trade secrets and Confidential Company Information that is protected against misappropriation and unauthorized use. As such, Executive agrees that during, and for a period of twelve (12) months after, Executive’s employment with the Company, Executive will not, knowingly, separately or in association with others, materially and substantially, interfere with, impair, disrupt or damage the Company’s business by directly contacting any Company officers or key employees for the purpose of inducing or encouraging them to discontinue their employment with the Company; provided, however, that the foregoing provisions shall not (i) restrict Executive from directly or indirectly making any general solicitation for employees, making a public advertising or participating in any job fairs or recruiting workshops or (ii) preclude Executive from soliciting and/or hiring any officer, key employee or other person at any time (A) in the case of voluntary terminations, later than six (6) months after such person’s termination of employment from the Company and (B) in the case of all other terminations, after such person’s termination of employment from the Company.

11.3 Injunctive Relief. Executive acknowledges that Executive’s breach of the covenants contained in Sections 9 through 11 of this Agreement inclusive (collectively “Covenants”) would cause irreparable injury and continuing harm to the Company for which there will be no adequate remedy at law, and agrees that in the event of any such breach, the Company seek temporary, preliminary and permanent injunctive relief to the fullest extent allowed by applicable law, without the necessity of proving actual damages or posting any bond or other security.

12. General Provisions.

12.1 Successors and Assigns. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) or assignee to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place (provided that the Company shall also remain liable under this Agreement). Executive shall not be entitled to assign any of Executive’s rights or obligations under this Agreement without the Company’s written consent, provided that upon Executive’s death, Executive’s named beneficiaries, estate or heirs, as the case may be, shall succeed to all of Executive’s rights under this Agreement.

12.2 Indemnification; Directors’ and Officers’ Liability Insurance.

(a) During the Term of Employment and thereafter, the Company shall indemnify Executive to the fullest extent permitted under Delaware law from and against any expenses (including but not limited to attorneys’ fees, expenses of investigation and preparation and fees and disbursements of Executive’s accountants or other experts), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by Executive in connection with any proceeding in which Executive was or is made party or was or is involved (for example, as a witness) by reason of the fact Executive was or is employed by or serving as an officer or director of the Company or any of its affiliates. Such indemnification shall continue as to Executive during the Term of Employment and for so long thereafter as Executive may have exposure with respect to acts or omissions which occurred prior to his cessation of employment with the Company and shall inure to the benefit of Executive’s heirs, executors and administrators. The Company shall advance to Executive all costs and expenses incurred by him in connection with any proceeding covered by this provision within 20 calendar days after receipt by the Company of a written request for such advance. Such request shall include an undertaking by Executive to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses.

(b) The Company agrees to use its best efforts to purchase and maintain adequate Directors’ and Officers’ liability insurance from a reputable, nationally recognized and financially sound insurer with terms no less favorable to Executive than those in effect as of the date of this Agreement, with coverage limits of not less than thirty-five million dollars ($35,000,000) and with provisions that will provide coverage for Executive as a director, officer and employee as well as coverage as a former director, officer and employee following any termination of this Agreement or Executive’s employment and service on the Board. Such insurance shall inure to the benefit of Executive’s heirs, executors and administrators.

12.3 Nonexclusivity Rights. Executive is not prevented from continuing or future participation in any Company benefit, bonus, incentive or other plans, programs, policies or practices provided by the Company subject to the terms and conditions of such plans, programs, or practices.

12.4 Waiver. Either party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, or prevent that party thereafter from enforcing each and every other provision of this Agreement.

12.5 Attorneys’ Fees. In any action to enforce the terms of this Agreement, the prevailing party shall be reimbursed by the non-prevailing party for such prevailing party’s reasonable attorneys’ fees and costs, including the costs of enforcing a judgment.

12.6 Severability. Subject to Section 12.7, in the event any provision of this Agreement is found to be unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the parties shall receive the benefit contemplated herein to the fullest extent permitted by law. If a deemed modification is not satisfactory in the judgment of such arbitrator or court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby.

12.7 Overriding Provision — Compliance with Applicable Law.

12.7.1 The Company represents and warrants to Executive that (i) this Agreement has been duly authorized, executed and delivered by the Company, (ii) as of the date of this Agreement, no shareholder approval, Board approval or any other action on the part of the Company or any other person or entity is necessary to authorize the execution and delivery of this Agreement or the performance by the Company of its obligations hereunder or thereunder and (iii) as of the date of this Agreement, the execution, delivery and performance of this Agreement does not result in any breach of or result in a violation of any law, regulation, ordinance or order or the terms of the Company’s 2007 Omnibus Incentive Plan, any material contract, any certificate of incorporation or any other organizational document of the Company.

12.7.2 To the extent that any law or regulation becomes effective and enforceable after the date of this Agreement that requires shareholder approval in order for the Company to comply with one or more provisions of this Agreement (“Shareholder Approval”), the Company undertakes to use all reasonable efforts to seek such Shareholder Approval, and Executive acknowledges that in the event that Shareholder Approval is sought but is not obtained, subject to the Company’s compliance with Section 12.7.3, the Company will not be regarded as in breach of the relevant unapproved provision(s) of this Agreement if the Company is unable to comply with such unapproved provision(s) as a result of such failure to obtain Shareholder Approval.

12.7.3 In the event that:

(a) Shareholder Approval is required for any provision of this Agreement and Shareholder Approval is sought but is not obtained; and

(b) any provision of this Agreement, or any part of a provision of this Agreement, is found to be illegal, invalid or unenforceable due to the absence of such Shareholder Approval; the remaining provisions, or the remainder of the provision concerned, shall continue in effect. In relation to any illegal, invalid or unenforceable part of this Agreement, the Company agrees to amend such part in such manner as may be reasonably requested by the Executive provided that such proposed amendment is legal and enforceable and to the maximum extent possible carries out the original intent of the parties in relation to that part. If this Agreement cannot or is not amended in a manner that preserves the economic value (over the Initial Term) of this Agreement to Executive, then Executive will be entitled to resign from employment with the Company for “Good Reason.”

12.8 Interpretation; Construction. The headings set forth in this Agreement are for convenience only and shall not be used in interpreting this Agreement. This Agreement has been drafted by legal counsel representing the Company, but Executive has participated in the negotiation of its terms. Furthermore, Executive acknowledges that Executive has had an opportunity to review and revise the Agreement and have it reviewed by legal counsel, if desired, and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

12.9 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California. Each party consents to the jurisdiction and venue of the state or federal courts in Los Angeles County, California in any action, suit or proceeding arising out of or relating to this Agreement.

12.10 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (a) by personal delivery when delivered personally; (b) by overnight courier upon written verification of receipt; (c) by telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission; or (d) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to the addresses set forth below, or such other address as either party may specify in writing.

12.11 Survival. The following provisions shall survive Executive’s employment with the Company to the extent reasonably necessary to fulfill the parties’ expectations in entering this Agreement: Sections 7, (“Business and Personal Expenses”), 8 (“Termination of Employment”), 10 (“Confidentiality”), 11 (“Interference with Business Relations”), 12 (“General Provisions”) and 13 (“Entire Agreement”).

13. Entire Agreement. This Agreement, together with the other agreements and documents governing the benefits described in this Agreement constitute the entire agreement between the parties relating to this subject matter hereof and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral. This Agreement may be amended or modified only with the written consent of Executive and the Board of Directors of the Company. No oral waiver, amendment or modification will be effective under any circumstances whatsoever.

THE PARTIES TO THIS AGREEMENT HAVE READ THE FOREGOING AGREEMENT AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN. WHEREFORE, THE PARTIES HAVE EXECUTED THIS AGREEMENT ON THE DATES SHOWN BELOW.

GREGORY R. LIBERMAN

/s/ Gregory R. Liberman Dated: February 11, 2014
SPARK NETWORKS, INC

/s/ Brett Zane Brett Zane
Chief Financial Officer
Dated: February 11, 2014

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